Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
KEROS THERAPEUTICS, INC.
(A DELAWARE CORPORATION)
March 5, 2025

Page
Article I OFFICES                                          1
Section 1.    Registered Office                              1
Section 2.    Other Offices                                   1
Article II CORPORATE SEAL                                  1
Section 3.    Corporate Seal                                   1
Article III STOCKHOLDERS’ MEETINGS                              1
Section 4.    Place of Meetings                              1
Section 5.    Annual Meetings                              1
Section 6.    Special Meetings                              8
Section 7.    Notice of Meetings                             10
Section 8.    Quorum; Action at a Meeting                          10
Section 9.    Adjournment and Notice of Adjourned Meetings              10
Section 10.    Voting Rights                                  11
Section 11.    Joint Owners of Stock                              11
Section 12.    List of Stockholders                              11
Section 13.    Action Without Meeting                          12
Section 14.    Organization; Delivery to the Corporation                  12
Article IV DIRECTORS                                       12
Section 15.    Number and Term of Office                           13
Section 16.    Powers                                       13
Section 17.    Classes of Directors                              13
Section 18.    Vacancies                                   13
Section 19.    Resignation                                   13
Section 20.    Removal                              14
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(continued)
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Section 21.    Meetings                              14
Section 22.    Quorum and Voting                              14
Section 23.    Action Without Meeting                          14
Section 24.    Fees and Compensation                              15
Section 25.    Committees                                   15
Section 26.    Duties of Chairperson of the Board of Directors and Lead Independent
Director                                   16
Section 27.    Organization                                   16
Article V OFFICERS                                           16
Section 28.    Officers Designated                              16
Section 29.    Tenure and Duties of Officers                          17
Section 30.    Delegation of Authority                          18
Section 31.    Resignations                             18
Section 32.    Removal                              19
Article VI EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION                              19
Section 33.    Execution of Corporate Instruments                      19
Section 34.    Voting of Securities Owned By the Corporation                  19
Article VII SHARES OF STOCK                                  19
Section 35.    Form and Execution of Certificates                      19
Section 36.    Lost Certificates                              20
Section 37.    Transfers                              20
Section 38.    Fixing Record Dates                              20
Section 39.    Registered Stockholders                              21
Article VIII OTHER SECURITIES OF THE CORPORATION                     21
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(continued)
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Section 40.    Execution of Other Securities                          21
Article IX DIVIDENDS                                       21
Section 41.    Declaration of Dividends                          21
Section 42.    Dividend Reserve                          21
Article X FISCAL YEAR                                       22
Section 43.    Fiscal Year                              22
Article XI INDEMNIFICATION                                   22
Section 44.    Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents                                   22
Article XII NOTICES                                           25
Section 45.    Notices                                   25
Article XIII AMENDMENTS                                       26
Section 46.    Amendments                                  26
Article XIV LOANS TO OFFICERS                                   26
Section 47.    Loans to Officers                              26

iii

ARTICLE I

OFFICES
Section 1.    Registered Office. The registered office of Keros Therapeutics, Inc. (the “Corporation”) in the State of Delaware shall be as provided in the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”).
Section 2.    Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors of the Corporation (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

CORPORATE SEAL
Section 3.    Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III

STOCKHOLDERS’ MEETINGS
Section 4.    Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place (if any), either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).
Section 5.    Annual Meetings.
(a)    The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Any annual meeting of stockholders may be postponed, rescheduled or cancelled by the Board of Directors, or any director or officer of the Corporation to whom the Board of Directors delegates such authority, at any time before or after notice of such meeting has been given to stockholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders, or any supplement thereto (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors (or an authorized committee thereof); or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) of these bylaws (as may be amended and/or restated from time to time, the “Bylaws”) and who is a stockholder of record at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the procedures and requirements set forth in Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.
(b)    At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under the DGCL, the Amended and Restated Certificate of Incorporation and the Bylaws, and only such nominations shall be made and such other business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures below.
(i)    For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). In addition to all of the information required by Section 5(b)(iv), such stockholder’s notice shall set forth, as to each nominee such stockholder proposes to nominate at the meeting:
(1)    the name, age, business address and residence address of such nominee;
(2)    the principal occupation or employment of such nominee;
(3)    the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares;
(4)    the date or dates on which such shares were acquired and the investment intent of such acquisition;
(5)    the questionnaire, representation and agreement required by Section 5(e), completed and signed by such nominee; and
(6)    such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed or provided to the Corporation pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement, associated proxy card and other filings as a nominee and to serving as a director if elected).
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or to serve on any committee or sub-committee of the Board of Directors, in either case under any applicable stock exchange listing requirements, applicable law or the Policies (as defined below). The number of nominees a stockholder may nominate for election at an annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute or alternate nominees unless the stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with this Section 5, in the case of an annual meeting, or Section 6, in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by the Bylaws with respect to nominees for director).
(ii)    Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 5(c). In addition to all of the information required by Section 5(b)(iv), such stockholder’s notice shall set forth, as to each matter such stockholder proposes to bring before the meeting:
(1)    a brief description of the business desired to be brought before the meeting;
(2)    the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment);
(3)    the reasons for conducting such business at the meeting; and
(4)    any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent.
(iii)    To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or a postponement (or the public announcement thereof) of an annual meeting for which notice has been given, or the public announcement thereof has been made by the Corporation, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iv)    The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and any affiliate who controls (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”)) either of the foregoing stockholder or beneficial owner, directly or indirectly (each, a “Proponent” and collectively, the “Proponents”):
(1)    the name and address of each Proponent, including, if applicable, such name and address as they appear on the Corporation’s books and records;
(2)    the class, series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 5(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Proponent or any of its affiliates or associates has a right to acquire beneficial ownership whether immediately or at any time in the future);
(3)    a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the Corporation, other than a revocable proxy given in response to a proxy solicitation made to 10 or more persons) between or among any Proponent and any of its affiliates or associates, and any other persons (including their names) including without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable;
(4)    a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting, and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii));
(5)    a representation whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and a representation as to whether any Proponent intends or is part of a group which intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the proposal or elect the nominee, (y) to otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the 1934 Act;
(6)    a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions;
(7)    a certification regarding whether each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the Corporation; and

(8)    any other information relating to each Proponent required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.
(c)    A stockholder providing written notice required by Sections 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information (other than the representations required by Section 5(b)(iv)(5)) provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determination of stockholders entitled to notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 5 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting (or if there are fewer than two (2) business days between the date for the meeting, or the date of the immediately preceding adjournment or postponement thereof, and the date for the adjourned or postponed meeting, not later than the day prior to such adjourned or postponed meeting).
(d)    Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.
(e)     For a person whose nomination is submitted under clause (iii) of Section 5(a) or clause (ii) of Section 6(c) to be eligible to be a nominee for election or re-election as a director of the Corporation, the written notice required by Section 5(b)(iii), 5(d) or 6(c), as applicable, must include (A) a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record) and (B) a written representation and agreement (in the form provided by the Secretary within 10 days following written request therefor by a stockholder of record) that such person:

(1)    is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (i) that has not been disclosed in the questionnaire or (ii) that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(2)    is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or a nominee that has not been disclosed in such questionnaire;
(3)    would be in compliance, if elected as a director of the Corporation (and a statement as to whether such person, if elected, intends to comply with), all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 5(e) (together, the “Policies”); and
(4)    if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(f)    Notwithstanding anything to the contrary in the Bylaws, unless otherwise required by applicable law, in the event that any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to one or more proposed nominees and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the next sentence) or (y) fails to inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence sufficient to demonstrate that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 5(a) or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 5(a) and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under Section 6(c).
(g)    A person shall not be eligible for election or re-election as a director, unless the person is nominated, in the case of an annual meeting, in accordance with clause (ii) or (iii) of Section 5(a) and in accordance with the procedures and requirements set forth in Section 5(b), Section 5(c), Section 5(d), Section 5(e), Section 5(f) and Section 5(g), as applicable, or in the case of a special meeting, in accordance with Section 6(c) of the Bylaws and the procedures and requirements set forth in Section 6(c) and 6(d). Only such business shall be conducted at any annual meeting of the stockholders of the Corporation as shall have been brought before the meeting in accordance with Section 5(a) and in accordance with the procedures and requirements set forth in Section 5(b), Section 5(c), Section 5(f) and Section 5(g), as applicable. Except as otherwise required by applicable law, and subject to the supervision, direction and control of the Board of Directors, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in the Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act) and, if any proposed nomination or business is not in compliance with the Bylaws, or the Proponent does not act in accordance with the representations required in this Section 5, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.
(h)    For purposes of Sections 5 and 6,
(i)    “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the 1933 Act.
(ii)    “close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
(iii)    “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:
(w)    the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation,
(x)    which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation,

(y)    the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or
(z)    which provides the right to vote (other than a revocable proxy given in response to a proxy solicitation made to 10 or more persons) or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.
(iv)    “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the Corporation’s investor relations website; and
(v)     a “qualified representative” of a stockholder shall mean (A) a duly authorized officer, manager, trustee or partner of such stockholder or (B) a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be provided to the Secretary of the Corporation at least five (5) business days prior to the meeting of stockholders.
Section 6.    Special Meetings.
(a)    Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under the DGCL, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer or the President if the Chairperson of the Board of Directors is unavailable, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).
(b)    The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary of the Corporation shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting other than specified in the notice of meeting. Any special meeting of stockholders may be postponed, rescheduled or cancelled by the Board of Directors, or any director or officer of the Corporation to whom the Board of Directors delegates such authority, at any time before or after notice of such meeting has been given to stockholders.
(c)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph and who is a stockholder of record at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with Sections 5(b)(i), 5(b)(iv), 5(c), 5(e), 5(f) and 5(g). The number of nominees a stockholder may nominate for election at a special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) and 5(b)(iv) of these Bylaws shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement (or the public announcement thereof) of a special meeting for which notice has been given, or the public announcement thereof has been made by the Corporation, commence a new time period for the giving of a stockholder’s notice as described above.
(d)    A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of Section 6(c). Except as otherwise required by applicable law, and subject to the supervision, direction and control of the Board of Directors, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and requirements set forth in the Bylaws and, if any proposed nomination is not in compliance with the Bylaws (including, without limitation, compliance with Rule 14a-19 under the 1934 Act), or if the Proponent does not act in accordance with the representations required in Section 5, to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nomination is set forth (as applicable) in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the Corporation.
(e)    Notwithstanding the foregoing provisions of Sections 5 and 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to matters set forth in Sections 5 and 6, and any failure to comply with such requirements shall be deemed a failure to comply with Sections 5 or 6, as applicable. Nothing in these Bylaws shall be deemed to affect any rights of (A) the holders of series of Preferred Stock of the Corporation to nominate and elect directors pursuant to and to the extent provided in any applicable provision of the Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series) or (B) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Sections 5(a)(iii) and 6(c) of these Bylaws.
Section 7.    Notice of Meetings. Except as otherwise required by applicable law, the Amended and Restated Certificate of Incorporation or the Bylaws, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice thereof. Such notice shall specify the date, time and place, if any, of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting, and, in the case of special meetings, the purpose or purposes of the meeting.
Section 8.    Quorum; Action at a Meeting. At all meetings of stockholders, except where otherwise required by the DGCL, or by the Amended and Restated Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise required by the DGCL, or by applicable stock exchange rules, or by the Amended and Restated Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute or by applicable stock exchange rules, the Amended and Restated Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the DGCL, or by applicable stock exchange rules, or by the Amended and Restated Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by the DGCL, or by applicable stock exchange rules or by the Amended and Restated Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (or a plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.
Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time either by the chairperson of the meeting or by the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote thereon. When a meeting is adjourned to another time or place, if any, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 7 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance Section 38 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 10.    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in the list of stockholders prepared in accordance with Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote at a meeting of stockholders shall have the right to do so either in person, by remote communication, if applicable, or by a proxy granted in accordance with the DGCL. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 11.    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery or such other court as may have jurisdiction for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary of the Corporation shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this Section 11 shall be a majority or even-split in interest.
Section 12.    List of Stockholders. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 13.    Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.
Section 14.    Organization; Delivery to the Corporation.
(a)    At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed, is absent or so directs, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, the President, or, if no President is then serving or is absent, a chairperson of the meeting designated by the Board of Directors, shall act as chairperson of the meeting. The Chairperson of the Board of Directors may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary of the Corporation or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.
(b)    The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
(c)    Irrespective of Section 116 of the DGCL, whenever this Article III requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.
ARTICLE IV

DIRECTORS

Section 15.    Number and Term of Office. The authorized number of directors of the Corporation shall be fixed in accordance with the Amended and Restated Certificate of Incorporation. Directors need not be stockholders unless so required by the Amended and Restated Certificate of Incorporation.
Section 16.    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the DGCL or by the Amended and Restated Certificate of Incorporation.
Section 17.    Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 18.    Vacancies. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock or as otherwise provided by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.
Section 19.    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the resignation shall be deemed effective at the time of delivery of the resignation to the Secretary of the Corporation. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20.    Removal. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.
Section 21.    Meetings.
(a)    Regular Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time, date and place, if any, within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either personally, by telephone, or by electronic transmission. No further notice shall be required for regular meetings of the Board of Directors.
(b)    Special Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, special meetings of the Board of Directors may be held at any date, time and place, if any, within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or a majority of the total number of authorized directors.
(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or of any committee thereof, as applicable, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)    Notice of Special Meetings. Notice of the date, time and place, if any, of all special meetings of the Board of Directors shall be given to each director. If notice is given personally, by telephone, or by electronic transmission, it shall be given at least twenty-four (24) hours before the date and time of the meeting. If notice is given by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting.
Section 22.    Quorum and Voting.
(a)    Unless the Amended and Restated Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors without notice other than by announcement at the meeting.
(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Amended and Restated Certificate of Incorporation or these Bylaws.
Section 23.    Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, such writing or writings or transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 24.    Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 25.    Committees.
(a)    Executive Committee. The Board of Directors may designate an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, unless otherwise provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation.
(b)    Other Committees. The Board of Directors may, from time to time, designate such other committees as may be permitted by law. Such other committees designated by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by resolution of the Board of Directors, but in no event shall any such committee have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation.
(c)    Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation or removal from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee designated pursuant to this Section 25 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and publicized among all directors, either orally or in writing, by telephone, including a voice-

messaging system or other system designed to record and communicate messages, facsimile, or by electronic transmission. No further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be called by any director who is a member of such committee. Notice of the date, time and place, if any, of such special meeting shall be given to the members of such committee in the manner provided for the giving of notice of special meetings of the Board of Directors in Section 21(d) of these Bylaws. Unless otherwise provided by the Board of Directors, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Unless the Board of Directors shall otherwise provide, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article IV of these Bylaws.
Section 26.    Duties of Chairperson of the Board of Directors and Lead Independent Director.
(a)    The Chairperson of the Board of Directors, if appointed and when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(b)    The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will perform such duties as may be established or delegated by the Board of Directors.
Section 27.    Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer has not been appointed or is absent or is not a director, the President (if a director), or if the President has not been appointed or is absent or is not a director, the most senior Vice President (if a director), or, in the absence of any such person or if such person is not a director, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary of the Corporation, or in his or her absence, any Assistant Secretary of the Corporation or other officer, director or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.
ARTICLE V

OFFICERS
Section 28.    Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Senior Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 29.    Tenure and Duties of Officers.
(a)    General. All officers shall be elected or appointed by the Board of Directors and shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b)    Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(c)    Duties of President. The President shall preside at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors, the Lead Independent Director or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the Corporation has been appointed, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors or the Chief Executive Officer, if then serving, shall designate from time to time.
(d)    Duties of Senior Vice Presidents. A Senior Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the offices of Chief Executive Officer and President are vacant. A Senior Vice President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if no Chief Executive Officer is then serving, the President, shall designate from time to time.
(e)    Duties of Secretary. The Secretary of the Corporation shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary of the Corporation shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary of the Corporation shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, shall designate from time to time. The Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, may direct any Assistant Secretary of the Corporation or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary. Each Assistant Secretary of the Corporation shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, shall designate from time to time.
(f)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive officer is then serving, the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, may direct the Treasurer, if any, or any Assistant Treasurer, or the controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.
(g)    Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and the Chief Financial Officer (if not Treasurer) shall designate from time to time.
Section 30.    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 31.    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary of the Corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 32.    Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any duly authorized committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION
Section 33.    Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 34.    Voting of Securities Owned By the Corporation. All stock and other securities and interests of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including pursuant to any action by consent in lieu of a meeting), and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Senior Vice President.
ARTICLE VII

SHARES OF STOCK
Section 35.    Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Amended and Restated Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including but not limited to, the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 36.    Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 37.    Transfers.
(a)    Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b)    The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 38.    Fixing Record Dates.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 38 at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 39.    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION
Section 40.    Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 35), may be signed by the Chief Executive Officer, the President or any Senior Vice President, or such other person as may be authorized by the Board of Directors, and if such securities require it, the corporate seal may be impressed thereon or a facsimile of such seal may be imprinted thereon and attested by the signature of the Secretary of the Corporation or an Assistant Secretary of the Corporation, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.
ARTICLE IX

DIVIDENDS
Section 41.    Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Amended and Restated Certificate of Incorporation and applicable law.
Section 42.    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X

FISCAL YEAR
Section 43.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
ARTICLE XI

INDEMNIFICATION
Section 44.    Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)    Directors and Executive Officers. The Corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).
(b)    Other Officers, Employees and Other Agents. The Corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the DGCL. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.
(c)    Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this section, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such person is or was a director of the Corporation in which event this paragraph shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
(d)    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, (ii) no disposition of a claim for indemnification is made within ninety (90) days of request therefor, or (iii) no disposition of a claim for advancement is made within forty five (45) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, shall be entitled to be paid also the expense of prosecuting or defending the claim to the fullest extent permitted by the DGCL. In (A) any suit brought to enforce a right to indemnification (but not in a suit brought by a director to enforce rights to advancement of expenses), the Corporation shall be entitled to raise as a defense to any such action that and (B) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled recover such expenses upon a final adjudication that, the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. In connection with any suit brought by an executive officer of the Corporation (except in any proceeding by reason of the fact that such executive officer is or was a director of the Corporation) to enforce rights to advancement of expenses, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Corporation.
(e)    Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable law, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.
(f)    Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g)    Insurance. To the fullest extent permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this section.
(h)    Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director or executive officer of the Corporation.
(i)    Saving Clause. If this section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under applicable law.
(j)    Certain Definitions. For the purposes of this section, the following definitions shall apply:
(i)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii)    The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(iii)    The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(iv)    References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where, while serving as a director, executive officer, officer, employee or agent of the Corporation, such person is serving at the request of the Corporation as a director, executive officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.
(v)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.
ARTICLE XII

NOTICES
Section 45.    Notices.
(a)    Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.
(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as otherwise provided in these Bylaws, with notice other than one which is delivered personally to be sent to such address or electronic mail address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known address or electronic mail address of such director.
(c)    Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(e)    Waiver. Whenever notice is required to be given under the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Amended and Restated Certificate of Incorporation or these Bylaws.
(f)    Notice to Person With Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(g)    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within sixty (60) days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.
ARTICLE XIII

AMENDMENTS
Section 46.    Amendments. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE XIV

LOANS TO OFFICERS
Section 47.    Loans to Officers. Except as otherwise prohibited by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the

Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.